EXHIBIT 99.1

Press Release	Source: Hana Biosciences

HANA BIOSCIENCES ANNOUNCES $14.7 MILLION PRIVATE PLACEMENT

South San Francisco, CA (October 19, 2005) - Hana Biosciences, Inc. (AMEX: HBX), a South San Francisco-based biopharmaceutical company focused on advancing cancer care, announced today that it has received commitments led by several institutional investors to purchase approximately 3.7 million shares of Hana’s common stock at a price of $4.00 per share, resulting in aggregate gross proceeds of approximately $14.7 million. The investors will also receive warrants to purchase an additional 737 thousand common shares. The transaction is subject to certain customary closing conditions and is expected to close by October 21, 2005.

Oppenheimer & Co., Inc. served as the lead placement agent, with Griffin Securities acting as co-placement agent. Current and new investors include ProMed Management, Lehman Brothers, Pogue Capital, Perceptive Life Sciences Fund, Atlas Ventures, Mosaix Ventures, Coqui Capital, and Panacea Asset Management. The shares and warrants will be issued in a private placement under Regulation D of the Securities Act of 1933, as amended. The Company has committed to prepare and file a registration statement covering the resale of the common stock purchased by these investors within 30 days of closing and will use its best efforts to obtain effectiveness no later than 90 days after closing.

“Completing this financing with some of the highest-quality investors in the biotechnology sector underscores the significant potential of our clinical stage oncology pipeline” stated Mark Ahn, PhD, President and CEO of Hana Biosciences. “This financing allows Hana to continue to aggressively move its product candidates forward and build value for both patients and shareholders.”

Hana has three clinical stage products in development, Talotrexin (PT-523), Zensana™ (ondansetron oral spray), and IPdR.

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Talotrexin (PT-523) is in Phase I trial in solid tumors, Phase I/II in NSCLC (non-small cell lung cancer), and Phase I/II in ALL (acute lymphocytic leukemia). Phase II trials in cervical, endometrial, ovarian cancers are forthcoming.

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Zensana™ (ondansetron oral spray) is commencing pivotal clinical trials in the fourth quarter of 2005 under a 505(b)(2) registration, with a targeted NDA submission in 2006 and potential US launch in 2007.

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IPdR is initially being developed in a Phase I clinical trial for the treatment of colorectal, gastric, liver, and pancreatic cancers. In addition, a Phase I/II clinical trial in glioblastoma multiforme, a type of brain cancer, will commence shortly.

About Hana Biosciences

Hana Biosciences, Inc. (AMEX: HBX) is a South San Francisco, CA-based biopharmaceutical company that acquires, develops, and commercializes innovative products to advance cancer care. The company is committed to creating value by building a world-class team, accelerating the development of lead product candidates, expanding its pipeline by being the alliance partner of choice, and nurturing a unique company culture. Additional information on Hana Biosciences can be found at www.hanabiosciences.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause Hana's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that any of Hana's development efforts relating to its product candidates will be successful. Other risks that may affect forward-looking information contained in this press release include the possibility of being unable to obtain regulatory approval of Hana's product candidates, the risk that the results of clinical trials may not support Hana's claims, Hana's reliance on third party researchers to develop its product candidates and its lack of experience in developing pharmaceutical products. Additional risks are described in the company's Annual Report on Form 10-KSB for the year ended December 31, 2004. Hana assumes no obligation to update these forward-looking statements, except as required by law.